Exhibit 10.1
ENNIS, INC. 2004 LONG-TERM INCENTIVE PLAN
SUMMARY OF STOCK OPTION GRANT
     You, as the Optionee named below, have been granted the following option (the “Option”) to purchase shares of the common stock, par value $2.50 per share (“Common Stock”), of Ennis, Inc., a Texas corporation (“Ennis”), on the terms and conditions set forth below and in accordance with the Stock Option Award Agreement (the “Agreement”) to which this Summary of Stock Option Grant is attached and the Ennis, Inc. 2004 Long-Term Incentive Plan (the “Plan”):
Optionee Name:

Number of Option Shares Granted:
Type of Option (check one):                                  Incentive Stock Option

                                                                                Nonqualified Stock Option
Effective Date of Grant:                                                                                            , 200
Exercise Price Per Share:            $
Vesting Commencement Date:                                                           , 200
Vesting Schedule:                                        The Option shall be 100% vested on the Date of Grant.
     You, by your signature as Optionee below, acknowledge that you (i) have reviewed the Agreement and the Plan in their entirety and have had the opportunity to obtain the advice of counsel prior to executing this Summary of Stock Option Grant, (ii) understand that the Option is granted under and governed by the terms and provisions of the Agreement and the Plan, and (iii) agree to accept as binding all of the determinations and interpretations made by the Board or the Committee with respect to matters arising under or relating to the Option, the Agreement and the Plan.

OPTIONEE:	ENNIS, INC.

By:

(Signature of Optionee)

Name:

Address of Optionee:
Title:

SUMMARY OF STOCK OPTION GRANT — Page 1

ENNIS, INC. 2004 LONG-TERM INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
     THIS AGREEMENT is made as of the Effective Date (as set forth on the Summary of Stock Option Grant) between Ennis, Inc., a Texas corporation (“Ennis”), and Optionee pursuant to the Ennis, Inc. 2004 Long-Term Incentive Plan (the “Plan”).
     WHEREAS, the Board of Directors of Ennis (the “Board”) or a Committee designated by the Board has authority to grant Options under the Plan to employees and outside directors of Ennis and its Affiliates; and
     WHEREAS, the Board or the Committee, as appropriate, has determined to award Optionee the Option described in this Agreement;
     NOW, THEREFORE, Ennis and Optionee agree as follows:
     1. Effect of Plan and Authority of Board or Committee. This Agreement and the Option granted hereunder are subject to the Plan, which is incorporated herein by reference. The Board or the Committee is authorized to make all determinations and interpretations with respect to matters arising under or relating to the Plan, this Agreement and the Option granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan or in the Summary of Stock Option Grant, which are attached hereto and incorporated herein by this reference for all purposes.
     2. Grant of Option. On the terms and conditions set forth in this Agreement, the Summary of Stock Option Grant and the Plan, as of the Effective Date, Ennis hereby grants to Optionee the option to purchase the number of shares of Common Stock set forth on the Summary of Stock Option Grant at the Exercise Price per share set forth on the Summary of Stock Option Grant (the “Option”). The Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, as provided in the Summary of Stock Option Grant. If the Option is intended to be an Incentive Stock Option, it is agreed that the exercise price is at least 100% of the Fair Market Value of a share of Common Stock on the Effective Date (110% of Fair Market Value if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Ennis or an Affiliate, within the meaning of Section 422(b)(6) of the Code). If this Option is intended to be an Incentive Stock Option, but the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options granted to Optionee (including all options qualifying as incentive stock options pursuant to Section 422 of the Code granted to Optionee under any other plan of Ennis or any Affiliate) are exercisable for the first time by Optionee during any calendar year exceeds $100,000 (determined as of the date the Incentive Stock Option is granted), this Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the $100,000 limit and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit.
     3. Vesting. This Option may be exercised only to the extent it is vested on the vesting dates in accordance with the Vesting Schedule set forth in the Summary of Stock Option Grant. The vested percentage indicated in such Vesting Schedule shall be exercisable, as to all or part of the vested shares, at any time or times after the respective vesting date and until the expiration or termination of the Option. The vesting of this Option may be accelerated in certain events which are set forth in the Plan. The unvested portion of this Option shall terminate and be forfeited immediately on the date of Optionee’s termination of employment or service.
     4. Term.
     (a) Term of Option. This Option may not be exercised after the expiration of ten years from the Effective Date (five years from the Effective Date if Optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Ennis or an Affiliate, within the meaning of Section 422(b)(6) of the Code). If the expiration date of this Option or any termination date provided for in this Agreement shall fall on a Saturday, Sunday or a day on which the executive offices of the Company are not open for business, then such expiration or termination date shall be deemed to be the last normal business day of the Company at its executive offices preceding such Saturday, Sunday or day on which such offices are closed.
     (b) Early Termination. Except as provided below, this Option may not be exercised unless Optionee shall have been in the continuous employ or service of Ennis or an Affiliate from the Effective Date to the date of exercise of the Option. This Option may be exercised after the date of Optionee’s termination of employment or service with Ennis or an Affiliate only in accordance with the following:

STOCK OPTION AWARD AGREEMENT — Page 2

     (i) In the event of Optionee’s termination of employment or service on account of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised, to the extent then vested, until the earlier of (A) the expiration of one year from the date of such termination of employment or service, or (B) the expiration of the Option term specified in Section 4(a) above.
     (ii) In the event of Optionee’s termination of employment or service for any reason other than the reasons set forth in subparagraphs (i) and (iii) of this Section 4(b) whether on a voluntary or involuntary basis, this Option may be exercised, to the extent then vested, until the earlier of (A) the expiration of three months from the date of such termination of employment or service, or (B) the expiration of the Option term specified in Section 4(a) above.
     (iii) Notwithstanding subparagraphs (i) and (ii) above, if Optionee’s termination of employment or service was on account of Cause (as defined in the Plan), this Option shall be immediately forfeited to Ennis and no additional exercise period shall be allowed, regardless of the vested status of the Option, unless otherwise determined by the Board or Committee in its absolute discretion.
     5. Manner of Exercise and Payment. The Optionee (or his representative, guardian, devisee or heir, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the shares of Common Stock then available for purchase by delivering to Ennis written notice, in a form satisfactory to the Committee, specifying:
     (i) the number of whole shares of Common Stock to be purchased together with payment in full of the purchase price of such shares, provided that this Option may not be exercised for fewer than 50 shares or the number of shares remaining subject to this Option, whichever is smaller;
     (ii) the address to which dividends, notices, reports, and other information are to be sent; and
     (iii) the Optionee’s social security number.
Payment of the purchase price of the shares of Common Stock shall be made in cash, or by certified or cashier’s check payable to the order of Ennis, free from all collection charges, or with the consent of the Committee or the Board (as applicable), by delivery of shares of Common Stock already owned by Optionee which have been free of all restrictions for at least six months prior to the date of exercise and having a Fair Market Value as of the date of exercise equal to the purchase price, or by a combination of cash (or certified or cashier’s check) and such already-owned shares of Common Stock. With the consent of the Committee, Optionee also may elect to pay all or a portion of the purchase price of such shares of Common Stock through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to Ennis, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price payable for the purchased shares plus all applicable taxes required to be withheld by reason of such exercise and (ii) to Ennis to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. This Option shall be deemed to have been exercised on the first date upon which Ennis receives written notice of exercise as described above, payment of the purchase price and all other documents, information and amounts required with respect to such exercise under this Agreement and the Plan.
     6. Withholding Tax. Promptly after demand by Ennis, and at its direction, Optionee shall pay to Ennis or the appropriate Affiliate an amount equal to the applicable withholding taxes due in connection with the exercise of the Option. Pursuant to Section 15.5 of the Plan, such withholding taxes may be paid in cash or, subject to the further provisions of this Section 6 of this Agreement, in whole or in part, by having Ennis withhold from the shares of Common Stock otherwise issuable upon exercise of the Option a number of shares of Common Stock having a value equal to the amount of such withholding taxes or by delivering to Ennis or the appropriate Affiliate a number of issued and outstanding shares of Common Stock (excluding restricted shares still subject to a risk of forfeiture) having a value equal to the amount of such withholding taxes. The value of any shares of Common Stock so withheld by or delivered to Ennis or the appropriate Affiliate shall be based on the Fair Market Value (as defined in the Plan) of such shares on the date on which the tax withholding is to be made. Optionee shall pay to Ennis or the appropriate Affiliate in cash the amount, if any, by which the amount of such withholding taxes exceeds the value of the shares of Common Stock so withheld or delivered. An election by Optionee to have shares withheld or to deliver shares to pay withholding taxes (an “Election”)

STOCK OPTION AWARD AGREEMENT — Page 3

must be made at or prior to the time of exercise of the Option. All Elections shall be made in the same manner as is required for the exercise of the Option and shall be made on a form approved by Ennis.
     7. Delivery of Shares. Delivery of the certificates representing the shares of Common Stock purchased upon exercise of this Option shall be made promptly after receipt of notice of exercise and full payment of the Exercise Price and any required withholding taxes. If Ennis so elects, its obligation to deliver shares of Common Stock upon the exercise of this Option shall be conditioned upon its receipt from the person exercising this Option of an executed investment letter, in form and content satisfactory to Ennis and its legal counsel, evidencing the investment intent of such person and such other matters as Ennis may reasonably require. If Ennis so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of this Option shall bear a legend in substantially the following form:
THE ISSUANCE OF THE SHARES EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS FIRST REGISTERED THEREUNDER OR UNLESS ENNIS, INC. RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO ENNIS, INC., TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
     8. Transferability.
     (a) Incentive Stock Options. To the extent this Option is an Incentive Stock Option, (i) it is personal to Optionee and during Optionee’s lifetime may be exercised only by Optionee or his guardian or legal representative upon the events and in accordance with the terms and conditions set forth in the Plan, and (ii) it shall not be transferred except by will or by the laws of descent and distribution, nor may it be otherwise assigned, transferred, pledged, hypothecated or disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process.
     (b) Nonqualified Stock Options. To the extent that this Option is a Nonqualified Stock Option, it shall not be transferred except to one or more Permitted Transferees or by will or by the laws of descent and distribution, nor may it be otherwise assigned, transferred, pledged, hypothecated or disposed of in any way (by operation of law or otherwise) and it shall not be subject to execution, attachment or similar process. The Nonqualified Stock Option portion of this Option may be exercised only by the Optionee, by a Permitted Transferee, or by the Optionee’s or Permitted Transferee’s duly appointed guardian or personal representative. To the extent this Option is a Nonqualified Stock Option, it may be transferred to one or more Permitted Transferees at any time prior to the exercise of the Option in full. Upon any such transfer, a Permitted Transferee shall succeed and be subject, to the extent of the Option or part of the Option so transferred and the shares of Common Stock covered thereby, to all of Optionee’s rights, promises, restrictions and obligations hereunder. A Permitted Transferee to whom all or a portion of the Option is transferred may transfer such portion (or any part thereof) to another person or entity who or which is a Permitted Transferee with respect to Optionee. Ennis shall be entitled to treat the Option as belonging to Optionee unless the Optionee or a Permitted Transferee, as the case may be, shall inform the Secretary of Ennis, in writing, of the identity of any Permitted Transferee or Transferees, and the Secretary, after consultation with legal counsel if the Secretary deems it appropriate, has concluded that all legal requirements in connection with the transfer of the Option have been satisfied.
     (c) Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of this Option not specifically permitted by the Plan or this Agreement shall be null and void and without effect.
     9. Notices. All notices between the parties hereto shall be in writing and given in the manner provided in Section 15.7 of the Plan. Notices to Optionee shall be given to Optionee’s address as contained in Ennis’ records. Notices to Ennis shall be addressed to LTIP Administrator at the principal executive offices of Ennis as set forth in Section 15.7 of the Plan.
     10. Relationship With Contract of Employment or Other Contract Services.
     (a) The grant of an Option does not form part of Optionee’s entitlement to remuneration or benefit pursuant to his contract of employment, if any, nor does the existence of a contract of employment between any person

STOCK OPTION AWARD AGREEMENT — Page 4

and Ennis or an Affiliate give such person any right or entitlement to have an Option granted to him or any expectation that an Option might be granted to him whether subject to any conditions or at all.
     (b) The rights and obligations of Optionee under the terms of his contract of employment or other contract or agreement for services with Ennis or an Affiliate, if any, shall not be affected by the grant of an Option.
     (c) The rights granted to Optionee upon the grant of an Option shall not afford Optionee any rights or additional rights to compensation or damages in consequence of the loss or termination of his office, employment or service with Ennis or an Affiliate for any reason whatsoever.
     (d) Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office, employment or service with Ennis or an Affiliate for any reason (including, without limitation, any breach of contract by Ennis or an Affiliate) or in any other circumstances whatsoever.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.

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